CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

BOARD OBSERVER AGREEMENT

This Board Observer Agreement (this “Agreement”), dated as of March 16, 2023, is made by and between Clover Health Investments, Corp., a Delaware corporation (the “Company”), and Zach Weinberg (the “Observer”).

RECITALS

WHEREAS, in light of the Observer’s relevant experience and expertise, the Company desires to appoint the Observer to attend, in a non-voting observer capacity, meetings of the board of directors of the Company (the “Board”); and

WHEREAS, in connection with the Observer’s appointment, the parties hereto have agreed to certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.Appointment of the Observer.
a.Subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Observer to attend, in a non-voting observer capacity, all meetings of the full Board (including telephonic or videoconference meetings), but not including any meetings of any committees of the Board, for a term of one year, which shall renew automatically for successive one-year terms until the Observer’s earlier death or resignation (such period until otherwise terminated, the “Term”); provided that, at any time, either party may earlier terminate the Term upon three (3) days’ prior written notice to the other party. The Observer shall advise and consult with members of the Board on pertinent matters and have the right to be heard at any meetings of the Board, but in no event shall the Observer: (i) be deemed to be a member of the Board, (ii) have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action, (iii) have, or be deemed to have, or otherwise be subject to, any fiduciary duties to the Company or its stockholders applicable to the directors of the Company or (iv) have or possess any authority to bind the Company or any of its affiliates. For the avoidance of doubt, the Observer’s presence shall not be necessary to establish a quorum or count towards a quorum at any meeting of the Board.
b.During the Term, for so long as the Observer serves as a non-voting observer, subject to Section 1.1(c) below, the Observer shall be provided copies of all notices, minutes, consents, and other written materials that are provided to its directors at substantially the same time and in substantially the same manner as such materials are delivered to the Company’s directors in their roles as members of the Board.

c.Notwithstanding the foregoing, the Company may withhold any information and exclude the Observer from any meeting (or portion thereof) if the Board determines that (i) access to such information or attendance at such meeting (or portion thereof) could adversely affect the attorney-client privilege or work product between the Company and its counsel, (ii) access to such information or attendance at such meeting could result in an actual or potential conflict between the Company and the Observer or its affiliates, (iii) such exclusion from information or attendance is necessary or advisable to satisfy Board members’ fiduciary duties as directors of the Company to all stockholders of the Company or otherwise advisable to protect the Company’s interests, or (iv) such portion or any meeting is an executive session limited solely to independent members of the Board. The Company may also exclude the Observer from access to any notices, minutes, consents, and other materials that it provides to the Company’s directors in their role as members of the Board for any reason, in its sole discretion.

d.During the Term, the Observer shall be entitled to receive the equity compensation component of the annual compensation then payable to outside directors, in accordance with the Company’s Amended and Restated Director Compensation Policy (as the same may be amended, restated, supplemented or replaced from time to time, “Compensation Policy”), pro-rated for the period of time the Observer is actually serving pursuant to this Agreement. The Observer shall not be entitled to receive the cash compensation component payable to outside directors pursuant to the Compensation Policy or any additional equity compensation in lieu of such cash compensation component. During the Term, the Observer shall be entitled to expense reimbursement, in cash, as applicable to outside directors pursuant to the Compensation Policy, as in effect from time to time.

e.During the Term, the Observer shall act in good faith and affirmatively disclose in writing any personal or professional conflicts of interest, actual or apparent, or facts which might involve or give rise to a conflict of interest, between (i) the Company and the Observer or (ii) members of the Board and the Observer, in each case, taking into account any affiliates, related persons and family members, as applicable.

    1.2 Confidential Treatment of Company Confidential Information.

a.    Confidential Information. Except as otherwise provided in this Agreement, the Observer agrees to hold in strict confidence any and all non-public, proprietary or confidential information (whether written, oral, electronic or otherwise) of the Company or its affiliates that is disclosed to the Observer by or on behalf of the Company in connection with serving as the Observer (collectively, “Confidential Information”). Without the prior written consent of the Board, the Observer will not, directly or indirectly, use (other than to provide advice to the Board) or disclose any Confidential Information to any other person or entity. “Confidential Information” does not include information (i) that is or becomes available to the public other than as a result of an act or omission by the Observer, (ii) that the Observer receives or has received on a non-confidential basis from a source who is not subject to a contractual, legal, fiduciary or other obligation of confidentiality with respect to such information or (iii) that the Observer develops independently of and without any reference to any Confidential Information disclosed to the Observer. The Observer understands and agrees that, by virtue of this Agreement or receiving Confidential Information, the Observer shall not obtain any title to, or any other ownership interest in, any Confidential Information, all of which rights (including intellectual property rights) shall remain exclusively with the Company.

b.    Disclosure of Confidential Information. In the event that the Observer is requested or required by judicial proceeding to disclose any Confidential Information, the Observer will give the Company prompt written notice of such request or requirement so that the Company may seek, at its sole expense, an appropriate order or other remedy protecting the Confidential Information from disclosure, and the Observer will cooperate with the Company to obtain such protective order or other remedy. In the event that a protective order or other remedy is not obtained or the Company waives its right to seek such an order or other remedy, the Observer may, without liability under this Agreement, furnish only that portion of the Confidential Information which, on the advice of the Observer’s counsel, the Observer is legally required to disclose in connection with such proceeding; provided that the Observer gives the Company written notice of the information to be disclosed as far in advance of its disclosure as practicable and uses best efforts to obtain assurances that confidential treatment will be accorded to such information.

c.     Return or Destruction of Confidential Information. At such time as the Term has ended, the Observer will promptly: (i) return to the Company (or destroy) all physical materials containing or consisting of Confidential Information and all hard copies thereof and (ii) destroy all electronically stored Confidential Information in the Observer’s possession or control. The Observer will be permitted to retain electronic copies of Confidential Information automatically generated through back-up and/or archiving systems. Any Confidential Information that is not returned or destroyed, including any oral Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of the Observer from such information, will remain subject to the obligations set forth in this Section 1.2 for so long as such Confidential Information is retained.

d.    Compliance with the Company’s Policies. The Observer acknowledges and agrees that, during the Term, the Observer shall be subject to, and shall comply with, the terms of all the Company’s policies as applicable to members of the Board from time to time, including the Clover Health Investments, Corp. Code of Business Conduct and Ethics and the Clover Health Investments, Corp. Insider Trading Policy (the “Trading Policy”); it being understood and agreed that the Observer shall not be required to adopt a 10b5-1 plan (as defined in the Trading Policy) in order to engage in transactions in the Company’s securities, but shall otherwise be subject to the provisions of the Trading Policy applicable to Restricted Persons (as defined in the Trading Policy), including the pre-clearance obligations set forth therein.

1.3    Specific Performance. The parties acknowledge and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

1.4    Jurisdiction; Governing Law. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court declines jurisdiction, the federal courts of the State of Delaware or, if such courts decline jurisdiction, the state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforementioned courts as provided above, (d) irrevocably waives any right to trial by jury, (e) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (f) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 1.8 (if applicable), the address of such party’s principal place of business (if the address of such party is not set forth in Section 1.8) or such party’s address as determined pursuant to applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

1.5    No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

1.6    Indemnity. The Company shall indemnify, defend, and hold harmless Observer to the same extent provided by the Company to its directors in connection with any judgments and expenses actually and reasonably incurred by Observer in connection with any claims brought against Observer arising out of Observer’s designation or attendance as a non-voting observer at meetings of the Board. The Company shall advance all expenses actually and reasonably incurred by Observer in connection with any such claim to the same extent provided by the Company to its directors; provided, however that Observer shall submit a written undertaking to repay any expenses so advanced if it shall ultimately be determined that Observer is not entitled to be indemnified against such expenses. The Company acknowledges and agrees that the foregoing rights to indemnification and advancement of expenses in respect of such third-party claims constitute third-party rights extended to the Observer by the Company and do not constitute rights to indemnification or advancement of expenses as a result of the Observer serving as a director, officer or employee of the Company. The Observer shall not be entitled to indemnification or advancement of expenses to the extent any such claim arises out of Observer’s willful misconduct, as determined by a non-appealable final order of a court of proper jurisdiction. The Company shall not be liable to Observer on account of any settlement of any claim or action effected without the consent of the Company, such consent not to be unreasonably withheld or delayed.

1.7    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

1.8    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, (iii) one (1) business day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case, addressed to the intended recipient at its address specified below or to the email or other address as subsequently modified by notice given in accordance with this Section 1.8:

If to the Company:

Clover Health Investments, Corp.
3401 Mallory Lane
Suite 210
Franklin, Tennessee 37067
Attention: Joseph Martin, General Counsel
Email:[***]

With a copy (which shall not constitute notice) to:

Fried Frank, Harris, Shriver & Jacobson LLP
One New York Plaza New York, New York 10004
Attention: Andrew B. Barkan and Brian Hecht
Email: Andrew.Barkan@friedfrank.com and Brian.Hecht@friedfrank.com

If to the Observer:

At the address set forth on the signature pages hereto.

1.9    Amendments. This Agreement may only be amended pursuant to a written agreement executed by the Observer and the Company.

1.10    Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

1.11    Counterparts. This Agreement may be executed (including by facsimile, PDF or other electronic transmission) in two or more counterparts which together shall constitute a single agreement.

1.12    Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement.

1.13    Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

1.14    Interpretation and Construction. Each party acknowledges that it has had the opportunity to seek advice of counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each party hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

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IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first above written.
Clover Health Investments, Corp.

By: /s/ Andrew Toy
Name: Andrew Toy
Title: Chief Executive Officer

OBSERVER:

/s/ Zach Weinberg
Zach Weinberg

Address:

[***]
[Signature Page to Board Observer Agreement]